Exhibit 10.1

AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT
BETWEEN FORTRESS PRIVATE LENDING FUND AND FPLF MANAGEMENT LLC

This Amended and Restated Investment Advisory Agreement (this “Agreement”) made effective as of February 10, 2025 (the “Effective Date”), by and between Fortress Private Lending Fund, a Delaware statutory trust (the “Company”), and FPLF Management LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Company is a closed-end, non-diversified management investment company that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, prior to electing to be regulated as a BDC, the Company will operate as a private fund in reliance on an exemption from the definition of “investment company” under Section 3(c)(7) of the Investment Company Act;

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

WHEREAS, on November 26, 2024, the Company and the Adviser entered into an Investment Advisory Agreement, pursuant to which the Adviser agreed to furnish investment advisory services to the Company (the “Initial Agreement”); and

WHEREAS, the Company and the Adviser desire to amend and restate the Initial Agreement in its entirety.

NOW, THEREFORE, the parties hereby agree that the Initial Agreement is hereby amended and restated in its entirety to read as follows (and that the Initial Agreement shall be of no further force and effect whatsoever after the date hereof):

1.              Duties of the Adviser.

(a)             The Company appoints the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the board of trustees of the Company (the “Board of Trustees”), for the period and upon the terms herein set forth, in accordance with the:  (x) investment objective, policies and restrictions that are set forth in the Company’s private placement memorandum and/or registration statements submitted or filed by the Company with the Securities and Exchange Commission (the “SEC”), in each case as the same may be amended from time to time; (y) Investment Company Act, Investment Advisers Act and all other applicable federal and state laws; and (z) Company’s declaration of trust and bylaws, in each case as the same may be amended from time to time.  Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:  (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify/source, research, evaluate and negotiate the structure of the investments made by the Company (including performing due diligence on prospective portfolio companies); (iii) execute, close, service and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain or sell; and (v) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board of Trustees, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company, and the Company’s allocation of brokerage commissions. In the event that the Company, consistent with its investment objective and policies, determines to acquire debt financing or to refinance existing debt financing, the Adviser shall arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board of Trustees. If it is necessary or appropriate for the Adviser to make investments on behalf of the Company through a subsidiary or special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle and to make such investments through such subsidiary or special purpose vehicle in accordance with the Investment Company Act.  The Company also grants to the Adviser power and authority to engage in all activities and transactions (and anything incidental thereto) that the Adviser deems appropriate, necessary or advisable to carry out its duties pursuant to this Agreement, including the authority to provide, on behalf of the Company, significant managerial assistance to the Company’s portfolio companies to the extent required by the Investment Company Act or otherwise deemed appropriate by the Adviser.

(b)             The Adviser accepts such appointment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c)             Subject to the requirements of the Investment Company Act, the Adviser is authorized, but not required, to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject in all cases to the oversight of the Adviser and the Company. The Adviser, and not the Company, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, the Investment Advisers Act and other applicable federal and state laws.  Nothing in this subsection (c) will obligate the Adviser to pay any expenses that are expenses of the Company under Section 2 hereof.

(d)             For all purposes herein provided, the Adviser, and any Sub-Adviser, shall be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(e)             The Adviser shall keep and preserve, in the manner and for the period required by the Investment Company Act, any books and records relevant to the provision of its investment advisory services to the Company, shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Company’s portfolio transactions and shall render to the Board of Trustees such periodic and special reports as the Board of Trustees may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

2.              Company’s Responsibilities and Expenses Payable by the Company. Except as otherwise provided herein or in the Amended and Restated Administration Agreement dated as of February 10, 2025 (as amended from time to time, the “Administration Agreement”), between the Company and the Company’s administrator (the “Administrator”) or in any other related agreement, written arrangement or set of policies, all investment professionals of the Adviser (or its affiliates) and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the base compensation, bonus and benefits, and the routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Company. The Company shall bear all other costs and expenses of its operations, administration and transactions, including all other costs and expenses of its operations and transactions including those relating to:

(a)	organizational expenses of the Company;

(b)	calculating the net asset value of the Company, including the cost and expenses of any independent valuation firms or services;

(c)
fees and expenses incurred by the Adviser and payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in monitoring the Company’s investments, performing due diligence on prospective portfolio companies, and if necessary, in respect of enforcing the Company’s rights with respect to investments in existing portfolio companies, or otherwise relating to, or associated with, evaluating and making investments, which fees and expenses include, among other items, due diligence reports, appraisal reports, research and market data services (including an allocable portion of any research or other service that may be deemed to be bundled for the benefit of the Company), any studies commissioned by the Adviser and travel and lodging expenses;

(d)
interest payable on debt, if any, incurred by the Company to finance its investments, debt service and all other costs of borrowings or other financing arrangements (including fees and other expenses), and expenses related to unsuccessful portfolio acquisition efforts;

(e)	offerings of shares of beneficial interest and other securities of the Company;

(f)	investment advisory and management fees and incentive fees;

(g)	administration fees and expenses payable under the Administration Agreement and any sub-administration agreements;

(h)	any expense reimbursements;

(i)
fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments in portfolio companies, including costs associated with meeting financial sponsors;

(j)	fees incurred by the Company for escrow agent, transfer agent, dividend agent and custodial fees and expenses;

(k)	U.S. federal and state registration and franchise fees;

(l)	all costs of registration and listing of the Company’s securities on any securities exchange;

(m)	fees payable to rating agencies;

(n)
U.S. federal, state and local taxes, non-U.S. taxes, and related costs and expenses, including costs of tax return preparation and other compliance costs, and costs incurred in connection with any audit or other inquiry, tax litigation or any other contests;

(o)	independent trustees’ fees and expenses;

(p)	expenses related to meetings of the Board of Trustees;

(q)	costs of any reports, proxy statements or other notices to shareholders, including printing and mailing costs;

(r)
costs associated with individual or group shareholders, including the costs of any shareholder meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;

(s)	costs of preparing financial statements and maintaining books and records;

(t)
costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission and other regulatory bodies, and other reporting and compliance costs, and the costs associated with reporting and compliance obligations under the Investment Company Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

(u)	costs associated with compliance with Sarbanes-Oxley Act of 2002, as amended;

(v)	the Company’s allocable portion of any fidelity bond, trustees’ and officers’ errors and omissions liability insurance policies, and any other insurance premiums;

(w)
direct costs and expenses of administration, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;

(x)	proxy voting expenses;

(y)	costs of effecting sales and any repurchases of shares of the Company’s shares of beneficial interest and other securities of the Company;

(z)	fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events), design and website expenses;

(aa)	allocable out-of-pocket costs incurred in providing managerial assistance to those portfolio companies that request it;

(bb)	commissions and other compensation payable to brokers or dealers;

(cc)	costs of information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software);

(dd)
the Company’s allocable portion of costs and expenses of information systems, software and hardware utilized by the Company in connection with asset management services (e.g., providing portfolio collection functions, maintaining financial, accounting and other records for the Company, monitoring of covenant compliance by borrowers and tracking and enforcing payment obligations of such borrowers);

(ee)	extraordinary expenses, including litigation;

(ff)	indemnification payments;

(gg)
costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Company and the amount of any judgment or settlement paid in connection therewith;

(hh)	extraordinary expenses or liabilities incurred by the Company outside of the ordinary course of its business;

(ii)	costs of derivatives and hedging;

(jj)	certain costs and expenses relating to distributions paid on the shares of the Company’s shares of beneficial interest;

(kk)
all fees, costs and expenses, if any, incurred by or on behalf of the Company in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated;

(ll)	costs and expenses (including travel) in connection with the diligence and oversight of the Company’s service providers;

(mm)	fees, costs and expenses of winding up and liquidating the Company’s assets;

(nn)	costs associated with technology integration between the Company’s systems and those of the Company’s participating intermediaries;

(oo)
all travel and related expenses of the Company’s and Adviser’s trustees, officers, managers, agents and employees incurred in connection with attending meetings of the Board of Trustees or shareholders or performing other business activities that relate to the Company;

(pp)	dues, fees and charges of any trade association of which the Company is a member;

(qq)	costs associated with events and trainings of the Board of Trustees (including travel);

(rr)	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes; and

(ss)
all other expenses incurred by the Company, the Adviser or the Administrator in connection with administering the Company’s business, such as the allocable portion of overhead under the Administration Agreement, including rent, and the allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs.  That overhead may include rent and the allocable portion of the costs of the compensation, benefits and related administrative expenses (including travel expenses) of the Company’s officers who provide operational and administrative services under the Administration Agreement, and their respective staffs and other professionals who provide services to the Company (including, in each case, employees of the Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial, compliance, accounting, asset management, tax, legal, treasury or other operational services to the Company. For clarity, any non-commercial aircraft travel paid for by the Company shall only be up to an amount comparable to business class rates.

3.              Compensation of the Adviser. The Company agrees to pay, and the Adviser agrees to accept, as compensation for the investment advisory and management services provided by the Adviser hereunder, a fee consisting of two components: a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”), each as hereinafter set forth. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect, or the Company may adopt, a deferred compensation plan pursuant to which the Adviser may elect to defer all or a portion of its fees hereunder for a specified period of time. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee.

(a)             The Management Fee shall be calculated and paid as set forth on Schedule A hereto, as such schedule may be amended from time to time.

(b)             The Incentive Fee shall be calculated and paid as set forth on Schedule A hereto, as such schedule may be amended from time to time.

4.              Covenants of the Adviser. The Adviser covenants that it is registered as an investment adviser under the Investment Advisers Act and will remain so registered when, and for so long as the Company makes its election to be regulated as a BDC under the Investment Company Act. The Adviser agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.             Excess Brokerage Commissions. The Adviser is authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting such transaction if the Adviser determines, in good faith and taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that the amount of such commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net result for the Company.

6.              Proxy Voting. The Adviser shall be responsible for voting any proxies solicited by an issuer of securities held by the Company in the best interest of the Company and in accordance with the Adviser’s proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Company has been provided with a copy of the Adviser’s proxy voting policies and procedures and has been informed as to how it can obtain further information from the Adviser regarding proxy voting activities undertaken on behalf of the Company.

7.              Limitations on the Employment of the Adviser. The services of the Adviser to the Company are not, and shall not be, exclusive. The Adviser may engage in any other business or render similar or different services to others including the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company; provided that its services to the Company hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a trustee of, or providing consulting services to, one or more of the portfolio companies of the Company, subject at all times to applicable law). So long as this Agreement or any extension, renewal or amendment hereof remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that trustees, officers, employees and shareholders of the Company are or may become interested in the Adviser and its affiliates, as trustees, officers, employees, partners, shareholders, members, managers or otherwise, and that the Adviser and trustees, officers, employees, partners, shareholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as shareholders or otherwise.

Subject to any restrictions prescribed by law, by the provisions of the Codes of Ethics of the Company and the Adviser and by the Adviser’s allocation policy, the Adviser and its members, officers, employees and agents shall be free from time to time to acquire, possess, manage and dispose of securities or other investment assets for their own accounts, for the accounts of their family members, for the account of any entity in which they have a beneficial interest or for the accounts of others for whom they may provide investment advisory, brokerage or other services (collectively, “Managed Accounts”), in transactions that may or may not correspond with transactions effected or positions held by the Company or to give advice and take action with respect to Managed Accounts that differs from advice given to, or action taken on behalf of, the Company; provided that the Adviser allocates investment opportunities to the Company, over a period of time on a fair and equitable basis compared to investment opportunities extended to other Managed Accounts. The Adviser is not, and shall not be, obligated to initiate the purchase or sale for the Company of any security that the Adviser and its members, officers, employees or agents may purchase or sell for its or their own accounts or for the account of any other client if, in the opinion of the Adviser, such transaction or investment appears unsuitable or undesirable for the Company. Moreover, it is understood that when the Adviser determines that it would be appropriate for the Company and one or more Managed Accounts to participate in the same investment opportunity, the Adviser shall seek to execute orders for the Company and for such Managed Account(s) on a basis that the Adviser considers to be fair and equitable over time. In such situations, the Adviser may (but is not required to) place orders for the Company and each Managed Account simultaneously or on an aggregated basis. If all such orders are not filled at the same price, the Adviser may cause the Company and each Managed Account to pay or receive the average of the prices at which the orders were filled for the Company and all relevant Managed Accounts on each applicable day. If all such orders cannot be fully executed under prevailing market conditions, the Adviser may allocate the investment opportunities among participating accounts in a manner that the Adviser considers equitable, taking into account, among other things, the size of each account, the size of the order placed for each account and any other factors that the Adviser deems relevant.

8.             Responsibility of Dual Trustees, Officers and/or Employees. If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a trustee, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company and not as a manager, partner, officer and/or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

9.             Limitation of Liability of the Adviser; Indemnification. The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any Affiliated Person (as defined in the Investment Company Act) of the Adviser, including the Administrator) shall not be liable to the Company or its shareholders for any action taken or omitted to be taken by the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any Affiliated Person of the Adviser, including the Administrator) in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any Affiliated Person of the Adviser, including the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Paragraph 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

10.           Effectiveness, Duration and Termination of Agreement. This Agreement shall become effective as of the date hereof. This Agreement shall continue for a term of two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s Trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act, as such requirements may be modified by rule, regulation, order or guidance of the SEC or its staff. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of the Company’s Trustees or by the Adviser, or, following the Company’s election to be treated as a BDC under the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Company. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Indemnified Parties shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 9 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

11.            Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office, or alternatively shall be given by email to the chief legal officer or chief compliance officer of the respective party and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

12.           Amendments. This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

13.            Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b), and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.  The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.       No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

15.         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

16.        Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or pdf transmission), each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.       Survival of Certain Provisions. The provisions of Sections 9, 13, 14 and 15 of this Agreement shall survive any termination or expiration of this Agreement and the dissolution, termination and winding up of the Company.

18.         Certain Matters of Construction.

(a)         The words “hereof,” “hereto,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section hereof shall include all subsections thereof.

(b)       Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(c)          The word “including” shall mean including without limitation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

FORTRESS PRIVATE LENDING FUND

By:	/s/ David Sims
Name:	David Sims
Title:	Initial Trustee

FPLF MANAGEMENT LLC

By:	/s/ David Brooks
Name:	David Brooks
Title:	Secretary

[Signature Page to Fortress Private Lending Fund Amended and Restated Investment Advisory Agreement]

SCHEDULE A

CALCULATION AND PAYMENT OF MANAGEMENT FEE AND INCENTIVE FEE

1.          The Management Fee is payable quarterly in arrears.  The Management Fee for any partial quarter will be appropriately prorated based on the actual number of days elapsed relative to the total number of days in such quarter.  For purposes of this Schedule A, “net assets” means the total assets of the Company minus liabilities determined on a consolidated basis in accordance with generally accepted accounting principles in the United States.

(a)       The Management Fee is payable at an annual rate of 1.25% of the Company’s net assets, payable quarterly in arrears, calculated as of the end of the most recently completed calendar quarter and adjusted for any Share issuances, repurchases, dividends or distributions during the relevant calendar quarter.

2.          The Incentive Fee shall consist of two parts: the income component (the “Investment Income Incentive Fee”) and the capital gains component (the “Capital Gains Incentive Fee”). The Investment Income Incentive Fee shall be calculated as provided in clause (a) below and payable quarterly in arrears.  The Capital Gains Incentive Fee shall be calculated as provided in clause (b) below and payable (i) in arrears at the end of each calendar year or (ii) in the event that this Agreement is terminated, as of the termination date.  The Adviser shall not be required to reimburse the Company for any part of an Incentive Fee it receives that was based on accrued interest that the Company accrues but never actually receives.  The Incentive Fees for any partial period will be appropriately prorated.

(a)        The Investment Income Incentive Fee component is calculated quarterly in arrears based on  Pre-Incentive Fee Net Investment Income (as defined below) of the Company for the immediately preceding quarter.  The Investment Income Incentive Fee component will equal 12.5% of Pre-Incentive Fee Net Investment Income for the immediately preceding quarter, to the extent that such Pre-Incentive Fee Net Investment Income exceeds a 1.50% quarterly (6.0% annualized) hurdle rate (the “Hurdle Rate”), subject to a “catch-up” feature.  Pre-Incentive Fee Net Investment Income for the immediately preceding quarter expressed as a rate of return on the value of the Company’s net assets at the beginning of the immediately preceding calendar quarter will be compared to a “hurdle amount” equal to the product of the Hurdle Rate and the Company’s net assets (defined as total assets less indebtedness and before taking into account any Incentive Fees payable during the period) at the beginning of the immediately preceding calendar quarter.

(i)         The Investment Income Incentive Fee component will be calculated with respect to the Company’s Pre-Incentive Fee Net Investment Income quarterly, in arrears, as follows:

(1)        zero in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate for such calendar quarter;

(2)         100% of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than 1.715% for that calendar quarter is payable to the Adviser; and

(3)       12.5% of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.715% in any calendar quarter is payable to the Adviser.

(b)          To determine whether Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, Pre-Incentive Fee Net Investment Income is expressed as a rate on the average daily hurdle calculation value.  The average daily hurdle calculation value, on any given day, equals:

(i)           the Company’s net assets as of the end of the calendar quarter immediately preceding the applicable day; plus

(ii)        the aggregate amount of capital invested (including reinvested) from investors from the beginning of the current quarter to the applicable day; minus

(iii)        the aggregate amount of distributions (including share repurchases) made by the Company from the beginning of the current quarter to the applicable day (but only to the extent distributions were not declared and accounted for on the Company’s books and records in a previous calendar quarter).

For purposes of this Schedule A, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any accrued income that the Company has not yet received in cash and any other fees such as commitment, origination, structuring, diligence, consulting or other fees that the Company receives from portfolio companies) accrued during the calendar quarter minus the Company’s operating expenses accrued during the calendar quarter (including the Management Fee, administrative expenses and any interest expense and dividends paid on issued and outstanding preferred shares, but excluding the Incentive Fee).  In addition, Pre-Incentive Fee Net Investment Income may be computed and paid on income that may include interest that has been accrued but not yet received, or interest in the form of securities received rather than cash, including original issuance discount, payment-in-kind and zero coupon investments.  These calculations shall be appropriately adjusted for any share issuances or repurchases during the calendar quarter (based on the actual number of days elapsed relative to the total number of days in such calendar quarter) and exclude capital gains, realized loss and unrealized capital appreciation or depreciation.

(c)         The Capital Gains Incentive Fee will be an annual fee that will be determined and payable, in arrears, as of the end of each calendar year (or upon termination of this Agreement) as follows:

(i)          In an amount equal to 12.5% of cumulative realized capital gains, if any, determined on a cumulative basis from the commencement date of the Company’s operations (based on the fair market value of each investment as of such date) through the end of such calendar year (or upon termination of this Agreement), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from the commencement date of the Company’s operations (based on the fair market value of each investment as of such date) through the end of such calendar year (or upon termination of this Agreement), less the aggregate amount of any previously paid Capital Gains Incentive Fees.

(ii)          For purposes of Section 2(c):

(1)       Realized capital gains are calculated as the sum of the differences, if positive, between (A) the net sales price of each investment in the Company’s portfolio when sold and (B) the accreted or amortized cost basis of such investment.

(2)        Realized capital losses are calculated as the sum of the amounts by which (A) the net sales price of each investment in the Company’s portfolio when sold is less than (B) the accreted or amortized cost basis of such investment.

(3)       Unrealized capital depreciation is calculated as the sum of the differences, if negative, between (A) the valuation of each investment in the Company’s portfolio as of the applicable Capital Gains Incentive Fee calculation date and (B) the accreted or amortized cost basis of such investment.

(4)        Notwithstanding the foregoing, if the Company is required by United States generally accepted accounting principles (“GAAP”) to record an investment at its fair value as of the time of acquisition instead of at the actual amount paid for such investment (including, for example, as a result of the application of the acquisition method of accounting), then solely for the purposes of calculating the Capital Gains Incentive Fee, the “accreted or amortized cost basis” of an investment shall be an amount (the “Contractual Cost Basis”) equal to (A) (x) the actual amount paid by the Company for such investment plus (y) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the accretion of such investment plus (z) any other adjustments made to the cost basis included in the Company’s financial statements, including payment-in-kind interest or additional amounts funded (net of repayments) minus (B) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the amortization of such investment. For the avoidance of doubt, the Contractual Cost Basis as determined pursuant to the foregoing sentence may be higher or lower than the fair value of such investment (as determined in accordance with GAAP) at the time of acquisition. In connection with the foregoing, in the event investments are purchased in a single transaction or series of related transactions for an aggregate purchase price without the Company allocating such purchase price to specific investments, the Company may assign a Contractual Cost Basis to a specific investment equal to such investment’s Pro Rata Share of such aggregate purchase price paid. “Pro Rata Share” means the resulting percentage determined using the amount at which a specific investment acquired in a single transaction or series of related transactions is recorded in the Company’s financial statements at the time of acquisition according to GAAP divided by the total amount at which all investments acquired in the same transaction or series of related transactions are recorded in the Company’s financial statements at the time of acquisition according to GAAP.